Exhibit 99.1

SIRVA, Inc.

Calculation of Net Revenue Per Headcount

Net revenue per headcount is calculated by dividing net revenue for the preceeding four quarters in the numerator by the end of quarter headcount as the denominator.  Net revenue is defined as operating revenues less purchased transportation expense.

				Operating Revenues	PTE	Net Revenue
$ in thousands

Q1 2004				528,961	263,339	265,622
Q4 2003				564,671	297,753	266,918
Q3 2003				731,192	426,125	305,067
Q2 2003				579,802	320,072	259,730
Last 4-quarters ended March 31, 2004				2,404,626	1,307,289	1,097,337

Q1 2003				474,193	255,912	218,281
Q4 2002				540,062	312,662	227,400
Q3 2002				677,569	415,966	261,603
Q2 2002				538,360	319,686	218,674
Last 4-quarters ended March 31, 2003				2,230,184	1,304,226	925,958

Headcount	March	2004	7,676	March	2003	7,210

Last 4-quarters ended March 31				2004	2003	Change
Net revenue				1,097,337	925,958
Divided by end of quarter headcount				7,676	7,210
Equals net revenue per headcount (in thousands)				143.0	128.4	11.3%